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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,D.C. 220549

SCHEDULE 14C INFORMATION`

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.      )

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[     ]  Preliminary Information Statement

[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[ X  ]    Definitive Information Statement

CLEAN ENERGY COMBUSTION SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[CLEAN ENERGY LOGO]

April 5, 2004

To Our Shareholders:

     On September 28, 2001, requisite approval of our Board of Directors and voting shares was obtained to amend Clean Energy's Certificate of Incorporation to increase the number of common shares we are authorized to issue from 15,000,000 to 25,000,000, and preferred shares from 1,000,000 to 1,500,000.  On February 17, 2004, requisite approval of our Board of Directors and voting shares was obtained to amend Clean Energy's Certificate of Incorporation to implement a one-for-three consolidation of our common shares whereby each common share outstanding as of February 18, 2004 would be consolidated into one-third of one common share.

     We anticipate that the increase in our authorized shares and the consolidation will be jointly effected on or about April 28, 2004. In connection with those actions, we are providing you the enclosed information statement which describes the increase in our authorized shares and the consolidation and furnishes additional information required under the federal securities laws. Since the requisite vote to approve the amendment to our Certificate of Incorporation to effectuate the increase in our authorized shares and the consolidation has already been procured, your vote is not required, and the enclosed information statement is not being provided in solicitation of your approval or ratification of these actions.

     Should you have any questions after reading the enclosed information statement please feel free to contact Clean Energy Investor Relations either by telephone at 1.877.688.2364 (toll free) or e-mail at shareinfo@clean-energy.com.

Very truly yours,

R. Dirk Stinson
Chief Executive Officer and President

[CLEAN ENERGY LOGO]

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This information statement is being furnished by Clean Energy Combustion Systems, Inc., a Delaware corporation (sometimes referred to in this information statement as "we," "our company" or "Clean Energy") to the holders of (1) our common stock (sometimes referred to in this information statement as our "common shareholders" and "common shares", respectively), (2) series 'A' convertible preferred stock (sometimes referred to in this information statement as our "series 'A' shareholders" and "series 'A' preferred shares", respectively); and (3) series 'B' convertible preferred stock (sometimes referred to in this information statement as our "series 'B' shareholders" and "series 'B' preferred shares", respectively).

     On September 28, 2001, our Board of Directors (the "Board") approved an amendment to our Certificate of Incorporation to increase the number of common shares we are authorized to issue from 15,000,000 to 25,000,000, and to increase the number of preferred shares we are authorized to issue from 1,000,000 to 1,500,000 (the "Authorized Share Increase").  This action was then approved on the same date by (1) a majority of our outstanding common shares and series 'B' preferred shares, voting as a single class, and (2) a majority of our outstanding series 'A' preferred shares, voting as a separate class.  Although we have previously reported this action in our various filings with the SEC to date, we have held off implementing the Authorized Share Increase until now to save costs.

     On February 17, 2004, our Board approved an amendment to our Certificate of Incorporation to implement a one-for-three consolidation of our outstanding common shares (the "Consolidation"), whereby each common share outstanding as of February 18, 2004 (the "Record Date") would be consolidated into one-third of one common share.  This action was then approved on the same date by (1) a majority of our outstanding common shares and series 'B' preferred shares, voting as a single class, and (2) a majority of our outstanding series 'A' preferred shares, voting as a separate class.

     The approval and consent of our shareholders as described above with respect to the Authorized Share Increase and the Consolidation (collectively, the "Actions") was sufficient under the Delaware General Corporation Law and Clean Energy's Certificate of Incorporation and bylaws to amend our Certificate of Incorporation (the "Amendment") to implement the Actions.  Accordingly, since majority approval has already been procured for each of the Actions, they need not be submitted to our other shareholders for a vote or ratification. This information statement is being furnished to our shareholders to provide them with certain information concerning the Actions taken in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of the information statement is April 5, 2004.

DATE OF CONSOLIDATION

     The Actions will be implemented upon the filing of the Amendment with the Delaware Secretary of State (the "Effective Date").  Under United States federal securities laws, Clean Energy cannot file the Amendment with the Delaware Secretary of State until at least 20 days after the mailing of the enclosed information statement.  We intend to mail this letter and the enclosed information statement on or about April 6, 2004, and to file the Amendment with the Delaware Secretary of State on or about April 28, 2004.

DELIVERIES OF INFORMATION STATEMENT

     Clean Energy will deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Clean Energy will promptly deliver a separate copy of this information statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Clean Energy Combustion Systems, Inc.
Attn: Investor Relations
7087 MacPherson Avenue
Burnaby, British Columbia, Canada V5J 4N4
Telephone number: 877.688.2364 (toll free)
Fax number: 604.435.9329
E-mail address: shareinfo@clean-energy.com

     Shareholders may also address future requests for separate delivery of information statements and/or any other reports filed with the SEC and circulated by the company to our shareholders by contacting Clean Energy at the address listed above.

COSTS

     Clean Energy will pay all costs associated with the distribution of this information statement, including the cost of printing and mailing. Clean Energy will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock. Clean Energy will also pay the cost ordinarily charged by our stock transfer agent and registrar to issue new common share certificates to our common shareholders in replacement of their pre-Consolidation share certificates.

REPLACEMENT OF SHARE CERTIFICATES

     Should you desire to do so, you may replace your share certificate after the Effective Date by mailing it to Clean Energy's stock transfer agent and registrar as follows:

Jersey Transfer & Trust Company
201 Bloomfield Avenue
Verona, New Jersey, USA 07044
Telephone numbers: (973) 239-2712
Fax number: (973) 239-2361
E-mail address: jerseytransfer@yahoo.com

     Please contact Jersey Transfer & Trust Company should you have any questions about the mechanics of the exchange.  As noted above, you will not be required to pay any transfer fee or other fee in connection with the exchange of your certificates.  Please make sure that you do not destroy your stock certificate.

PURPOSE AND EFFECT OF AUTHORIZED SHARE INCREASE

Purpose

     The purpose of the Authorized Share Increase is to increase the number of common and preferred shares available for issuance to ensure that sufficient shares are available to the company for a variety of corporate purposes while avoiding the necessity of procuring shareholder approval to ensure such sufficiency (except if shareholder approval is otherwise required by applicable law or by any stock exchange or over-the-counter market regulations as may be applicable).   For example, additional common or preferred shares could be sold or issued in public or private sales, including the sale or issuance of debt or other equity securities convertible into common or preferred shares, to raise working capital, to satisfy indebtedness, or to make acquisitions or enter into business combinations.

     As of the date of this information circular, there were a total of 14,571,951 common shares issued and outstanding, and a total of 242,668 preferred shares issued and outstanding (comprised of 1,000 series 'A' preferred shares and 241,668 series 'B' preferred shares).  Consequently, until such time as we file the Amendment, we would only be able to issue an additional 428,049 common shares and 757,332 preferred shares without procuring shareholder approval to further increase our authorized capital.  On March 5, 2004, we entered into a Memorandum of Agreement with ecoTech Waste Management Systems (1991) Inc. to acquire its gasification technology for 7, 076,300 pre-Consolidation common shares, and with Mr. C. Victor Hall, ecoTech's President and principal shareholder, to acquire his cryogenic technology for 500,000 pre-Consolidation common shares.   On March 8, 2004, we entered into agreement with various creditors of the company to satisfy our indebtedness to them through the issuance of 2,434,906 pre-Consolidation common shares, including 2,011,445 pre-Consolidation common shares to be paid to various officers and employees of Clean Energy to satisfy wages or other indebtedness owed to them.  We have reached agreement with each of ecoTech, Mr. Hall and those creditors that those shares would not be issued until after the Amendment is effective to ensure that such shares have been legally issued.

    Although the purpose of the Authorized Share Increase is to ensure that sufficient shares are available for various corporate purposes, we are currently contemplating no arrangements in which we would issue additional shares other than those discussed above with respect to ecoTech, Mr. Hall and the creditors.  Nevertheless, given our working capital deficit, we anticipate that we will continue to sell or issue additional common or preferred shares in the future in public or private sales, including the sale or issuance of debt or other equity securities convertible into common or preferred shares, in order to raise working capital and to satisfy indebtedness, until such time as we raise sufficient capital through either financing or product sales to fund our operating expenses

 Effect

     The issuance of additional shares, including those issued as the result of the Authorized Share Increase, will cause the ownership interest of our shareholders to be diluted, possibly substantially.

     The issuance of additional shares, including those issued as the result of the Authorized Share Increase, could have an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or Bylaws.

PURPOSE AND EFFECT OF CONSOLIDATION

Purpose

     The principal purpose of the Consolidation is to improve our ability to raise development-stage risk capital to fund our working capital deficit through private or public sales of our common shares or securities convertible into common shares by enhancing the perceived stability, marketability and ultimately value of our common shares on the public market.  In the case of a development stage company initially introducing its products to the markets, such as Clean Energy, sophisticated start-up or risk capital investors prefer a "leaner" corporate structure with fewer shares outstanding since they believe that the lesser number of shares outstanding and the higher stock prices associated with that leaner capital structure will result in a less volatile market, while retaining a high degree of responsiveness to good news in terms of price appreciation.  We believe that these characteristics should not only enhance our ability to raise development stage risk capital, but to do so on better terms including smaller discounts to market, thereby resulting in less dilution to our shareholders.

       A secondary benefit of the higher stock prices resulting from the Consolidation will be to enhance the attractiveness for our common shares for open-market purchases.   Many  investors view low-priced stock as speculative and unattractive.  We believe that many investment funds are prohibited from investing or reluctant to invest in lower priced stocks.  A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in low-priced stock.  Such policies and practices pertain to the payment of broker commissions and to time-consuming policies and procedures that make the trading of low-priced stock unattractive to brokers from an economic standpoint.  Also, brokerage commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher-priced stock. Therefore, the current price of our common shares can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of investors to purchase our shares at its current low share price.   Higher stock prices may also result in an increase in the number of firms that currently make a market for our common shares.   Also, many analysts will not provide research on companies whose stock trades below certain price levels or that trades on the over-the-counter market, the "pink sheets" or on regional exchanges.

      Another secondary benefit of  the higher stock prices resulting from the Consolidation would be to enhance our ability at some future date to trade or list our common shares on a nationally recognized market or exchange.   Nationally recognized markets and exchanges impose a number of quantitative and qualitative requirements for listing, including demonstrating a history of minimum share prices on the public markets.   While we do not expect the anticipated increase to our share price would be sufficient to meet the minimum prices required by nationally recognized markets and exchanges at current stock trading prices, the increase should allow us to more quickly attain the desired minimum price levels to the extent positive corporate developments warrant a future increase in our share price.

    Although the principal purpose of the Consolidation is to improve our ability to raise development-stage risk capital, we currently have no arrangements in place for obtaining that capital, and we can give you no assurance notwithstanding the Consolidation that we will be able to secure that capital at all, or on terms which will not be objectionable to our company or our shareholders, including substantial dilution or the sale or licensing of our technologies.  Similarly, we can give you no assurance that the trading price for our common shares will increase sufficiently to enable us to make application to trade or list our common shares on a nationally recognized market or exchange.  Ultimately, the trading price for our common shares will be based on our performance and other factors, many of which will be unrelated to the number of shares outstanding.

Effect

    The Consolidation may result in some shareholders owning "odd lots" of less than 100 common shares received as a result of the Consolidation. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

    Based on the 14,821,952 common shares outstanding as of the Record Date, February 18, 2004, the number of common shares that would be outstanding as a result of the Consolidation would be approximately 4,940,651 shares.  Any common shares authorized for issuance by Clean Energy after the Record Date but before the date on which we effectuate the Consolidation through the filing of an Amendment with the Delaware Secretary of State will be similarly consolidated.  This would include (1) the 7,076,300 and 500,000 common shares assumable to ecoTech Waste Management Systems (1991) Inc. and Mr. C. Victor Hall, ecoTech's President and principal shareholder, respectively, in order to acquire their respective technologies pursuant to a memorandum of agreement entered into on March 5, 2004, and (2) the 2,434,906 common shares assumable to various creditors of Clean Energy pursuant to agreement reached on March 8, 2004.

    We will issue one whole common share to each holder of a fractional common share.   Since many of the common shareholders hold their shares beneficially through clearing agencies and broker nominees,  we do not know the number of beneficial owners who will hold fractional shares as a result of the Consolidation.  As a consequence,  we cannot predict with certainty the number of whole shares we will issue in satisfaction of those fractional shares.  Nevertheless, we do not believe the total additional shares issued will be material.

    Except for changes due to our issuance of whole shares to holders of fractional shares, the Consolidation will affect all of our shareholders uniformly and will not change the proportionate equity interests of our shareholders nor will the respective voting or other rights of our shareholders be altered.  Common shares issued pursuant to the Consolidation will remain fully paid and non-assessable.  Each common share issued pursuant to the Consolidation will entitle the holder thereof to one vote per share and will otherwise be identical to the outstanding common shares immediately prior to the Effective Date. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

    The number of common shares that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable, or exchangeable for, common shares, and the per share exercise or conversion prices, thereof, will be adjusted appropriately to account for the Consolidation in accordance with their terms as of the Effective Date.  In addition, the pool of shares available for grant or issuance under our 2003 Clean Energy Combustion Systems, Inc. Omnibus Equity-Based Compensation Plan, pursuant to which a total of 1,500,000 common shares were originally made available for issuance, will be proportionately reduced to account for the Consolidation.

    Following the Consolidation, the par value of our common shares will remain $0.0001 per share. As a consequence, the aggregate par value of our outstanding common shares, the stated capital and paid in capital will change. The Consolidation will not affect our total capital deficiency.  All shares and per share information will be retroactively adjusted following the Effective Date to reflect the Consolidation for all periods presented in future filings with the SEC.

     Our authorized shares of common stock will not be reduced by the Consolidation.  Accordingly, the number of common shares available for issuance will be increased as the result of the Consolidation.  For a description of the effect of that increase, see that section of this information circular captioned "Purpose And Effects Of Authorized Share Increase-Effects".

INFORMATION ABOUT CONSENTING SHAREHOLDERS

    Pursuant to Clean Energy's Certificate of Incorporation and bylaws and the Delaware General Corporation Law, a vote by at least a majority of (1) our common and series 'B' preferred shares, voting as a single class, and (2) our series 'A' preferred shares voting as a separate class, are each required to effect each of the Actions.  Each common share, series 'B' preferred share and series 'B' preferred share is entitled to one vote.  Clean Energy's Certificate of Incorporation does not authorize cumulative voting.

Authorized Share Increase

    As of September 28, 2001, the date on which the Authorized Share Increase was approved, Clean Energy had a total of 10,381,695 common and series 'B' preferred shares issued and outstanding (comprised of 10,131,694 common shares and 250,001 series 'B' preferred shares), thereby requiring a vote of at least 5,190,848 of those shares voting as a single class to approve the Authorized Share Increase.  Pursuant to action taken at a special meeting on September 28, 2001 held in conformity with section 228(a) of the Delaware General Corporation Law, holders of an aggregate of 10,381,695 common and series 'B' preferred shares issued and outstanding as of that date, representing 89.4% of the total issued and outstanding common and series 'B' preferred shares, voted in favor of the Authorized Share Increase.

    Also as of September 28, 2001, Clean Energy had 1,000 series 'A' preferred shares issued and outstanding, thereby requiring a vote of at least 501 of those shares voting as a separate class to effect the Authorized Share Increase.  Pursuant to action taken at a special meeting on September 28, 2001 held in conformity with section 228(a) of the Delaware General Corporation Law, holders of all 1,000 series 'A' preferred shares issued and outstanding as of that date, representing 100% of the total issued and outstanding series 'A' preferred shares, voted in favor of the Authorized Share Increase.

    We have summarized in the table below the consenting shareholders' names, affiliation with Clean Energy and beneficial holdings:

Name	Affiliation At Time Of Action	Shares Beneficially Held

John P. Thuot	President (1)	157,313 common shares
Barry A. Sheehan	Chief Financial Officer	188,276 common shares
John D. Chato	Director and Chairman of the Board (2)	316,026 common shares
R. Dirk Stinson	Director	487,944 common shares
Ravenscraig Properties Limited	Principal Shareholder (3)	1,492,427 common shares 125,001 series 'B' preferred shares
818879 Alberta, Ltd.	Principal Shareholder (4)	1,000 series 'A' shares
BO Development Enterprises Ltd.	Principal shareholder (5)	2,599,084 common shares
BO Tech Burner Systems Ltd.	Principal shareholder (6)	3,172,905 common shares
BO Gas Limited	Principal shareholder (7)	753,724 common shares
  Mr. Thuot resigned at Clean Energy's President on October 18, 2002.
  Mr. Chato resigned as a director of Clean Energy on January 23, 2003.
  Ravenscraig Properties Limited is a corporation owned and controlled by Mr. R. Dirk Stinson.
  18879 Alberta, Ltd. is a corporation owned and controlled by Mr. R. Dirk Stinson.
  BO Development Enterprises  Ltd. is a corporation controlled by Mr. John D. Chato.
  BO Tech Burner Systems Ltd. is a corporation controlled by BO Development Enterprises  Ltd.
  BO Gas Limited is a corporation controlled by BO Development Enterprises  Ltd.

Consolidation

    As of February 17, 2004, the date on which the Consolidation was approved, Clean Energy had a total of 14,813,619 common and series 'B' preferred shares issued and outstanding (comprised of 14,571,951 common shares and 241,668 series 'B' preferred shares), thereby requiring a vote of at least 7,406,810 of those shares voting as a single class to approve the Consolidation.  Pursuant to a written consent to action taken without a meeting on February 17, 2004 obtained in conformity with section 228(a) of the Delaware General Corporation Law, holders of an aggregate of 7,695,787 common and series 'B' preferred shares issued and outstanding as of that date, representing 52% of the total issued and outstanding common and series 'B' preferred shares, voted in favor of the Consolidation.

    Also as of February 17, 2004, Clean Energy had 1,000 series 'A' preferred shares issued and outstanding, thereby requiring a vote of at least 501 of those shares voting as a separate class to effect the Consolidation.  Pursuant to a written consent to action taken without a meeting on February 17, 2004 obtained in conformity with section 228(a) of the Delaware General Corporation Law, holders of all 1,000 series 'A' preferred shares issued and outstanding as of that date, representing 100% of the total issued and outstanding series 'A' preferred shares, voted in favor of the Consolidation.

    We have summarized in the table below the consenting shareholders' names, affiliation with Clean Energy and beneficial holdings:

Name	Affiliation At Time Of Action	Shares Beneficially Held

Ravenscraig Properties Limited	Principal shareholder (1)	4,333,817 common shares 125,001 series 'B' preferred shares 1,000 series 'A' shares
Barry A. Sheehan	Chief Financial Officer	19,534 common shares
Sheahan Enterprises Ltd.	Principal shareholder (2)	557,880 common shares
Laura Sheehan	Spouse of executive officer and principal shareholder (3)	19,689 common shares
Denver Collins	Vice President of Engineering and Product Development	192,308 common shares
JPT 2 Holdings Ltd.	Principal shareholder (4)	730,476 common shares
JPT II Family Trust	Principal shareholder (5)	75,000 common shares
Venus Trading Ltd.	Principal shareholder (6)	408,812 common shares
L. Clive Boulton	Director	116,396 common shares
James V. Defina	Projects Director and Principal shareholder (7)	915,784 common shares
Carol Defina	Spouse of principal shareholder(8)	201,090 common shares
  Ravenscraig Properties Limited is a corporation owned and controlled by Mr. R. Dirk Stinson, who is currently a director of Clean Energy and its Chief Executive Officer and President
  Sheehan Enterprises Ltd. is a personal services corporation owned and controlled by Mr. Sheehan.
  Mrs. Sheehan is the spouse of Mr. Sheehan.
  JPT 2 Holdings Ltd. is a personal service corporation owned and controlled by Mr. John P. Thuot, who is currently a director of Clean Energy.
  JPT II Family Trust is a family trust controlled by Mr. John P. Thuot, who is currently a director of Clean Energy
  Venus Trading Ltd. is owned and controlled by Mr. Thuot's son, Mr. J. Paul Thuot.
  Mrs. DeFina is the spouse of Mr. DeFina.

PROPOSALS BY SECURITY HOLDERS

    No proposals by any Clean Energy securities holders is contained in this information statement.

OWNERSHIP OF SECURITIES BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain selected information, computed as of February 18, 2004, about the amount and nature of our securities "beneficially owned" (as that term is defined below) by each of our current directors and director-nominees, executive officers, and beneficial owners of more than 5% of any class of our outstanding securities with voting rights. This information contained in this table was given to us by our shareholders. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

    The following table has been prepared in accordance with SEC rules, pursuant to which a person is deemed to beneficially own any securities over which he or she has or shares either investment or voting power, as well as any securities assumable under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation, even if not in the money. As a result, several persons may report ownership of the same shares for purposes of this table, even though they may have no pecuniary interests in those shares, and those persons may also report ownership of securities which they may never acquire. You should note that the method of calculation for this table differs from that used to calculate beneficial ownership for other reports required under the federal securities laws, including section 16 of the Exchange Act which calculates beneficial ownership based solely upon pecuniary interests.

	Common Shares (2)		Series 'A' Preferred Shares (2)		Series 'B' Preferred Shares (2)

Name (1)	Amount	%	Amount	%	Amount	%

R. Dirk Stinson (3)(4)(6)	4,393,817 (7)	30.0%	1,000 (8)	100%	125,001 (8)	71.4%
Denver Collins (4)	192,308	1.3%	-	-	-	-
Barry A. Sheehan (3)(4)	811,353 (9)	5.5%	-	-	-	-
John P. Thout(3)(4)(6)	902,476 (10)	6.2%	-	-	-	-
L. Clive Boulton (4)	176,396 (11)	1.2%	-	-	-	-
John L. Howard (4)	40,000 (12)	-	-	-	-	-
Ravenscraig Properties Limited (6)	4,333,817 (7)	29.7%	1,000 (8)	100%	125,001 (8)	71.4%
JPT 2 Holdings Ltd. (6)	754,976 (14)	5.2%	-	-	-	-
James V. Defina (6)	1,176,874 (15)	8.0%	-	-	-	-
J9 Enterprises Ltd. (6)	1,282,701 (16)	12.2%	-	-	-	-
Executive officers and director-nominees as a group	6,496,350 (17)	42.9%	1,000	100%	125,001	71.4%

* Less than one-tenth of one percent.
  The business addresses of the persons comprising this table are: Messrs. Sheehan, Thuot, JPT 2 Holdings Ltd. and DeFina-7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. Stinson-Slot #386, P.O. Box-A.P.59223, Nassau, Bahamas; Mr. Collins-3060 Mosley Ferry Road, Ashland City, Tennessee 37015, Mr. Boulton-Suite 1800, 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6; Mr. Howard-P.O. Box 1132, Sooke, British Columbia, Canada V0X 1N0; Ravenscraig Properties Limited-Box 71, Alofi, Niue, and J9 Enterprises Ltd.-Suite 480 179 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2.
  The base number of outstanding shares of common stock, series 'A' preferred stock and series 'B' preferred stock as of the applicable date are 14,572,350, 1,000 and 241,668 shares, respectively.
  Executive officer.
  Director-nominee.
  Director whose term will expire at the annual meeting.
  5% shareholder.
  Includes 4,333,817 common shares held by Ravenscraig Properties Limited, and 60,000 common shares assumable upon exercise of director options held by Mr. Stinson.  Ravenscraig Properties Limited is a corporation owned and controlled by Mr. Stinson.
  These shares are held by Ravenscraig Properties Limited. See note (7) to this table.
  In addition to 19,534 common shares held directly by Mr. Sheehan, includes 557,880 common shares held by Sheahan Enterprises Ltd., a personal service corporation owned and controlled by Mr. Sheehan; and 19,689 common shares held by Mr. Sheahan's wife.  Also includes 80,000 common shares assumable upon exercise of director options held by Mr. Sheehan, and 39,000 common shares assumable upon exercise of options granted under management services agreement with Sheahan Enterprises Ltd.
  Includes 730.476 common shares held by held by JPT 2 Holdings Ltd., a personal service corporation owned and controlled by Mr. Thuot, and 75,000 common shares held by JPT II Family Trust, a family trust controlled by Mr. Thuot.   Also includes 80,000 common shares assumable upon exercise of director options held by Mr. Thuot, and 17,000 common shares assumable upon exercise of options granted under management services agreement with JPT 2 Holdings Ltd.
  Includes 60,000 common shares assumable upon exercise of director options held by Mr. Boulton.
  Includes 40,000 common shares assumable upon exercise of director options held by Mr. Howard.
  See note (7) to this table.
  See note (10) to this table.
  In addition to 915,784 common shares held directly by Mr. Defina, includes 201,090 common shares held by Mr. DeFina's wife. Also includes 60,000 common shares assumable upon exercise of director options held by Mr. Defina
  J9 Enterprises Ltd. is a corporation owned and controlled by Mr. John P. Chato.  In addition to 1,051,799 common shares held directly by J9 Enterprises Ltd., includes 64,113 common shares held by Mr. Chato, 56,789 common shares held by BO Gas Limited, a corporation indirectly controlled by Mr. Chato, and 50,000 common shares held by Mr. Chato's wife.  Also includes 60,000 common shares assumable upon exercise of options held by Mr. Chato.

  Includes 395,000 common shares assumable upon exercise of options

By order of the Board of Directors

Barry A. Sheehan
Chief Financial Officer and Secretary